Exhibit 99.1

UTSTARCOM RELEASES FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2009

ALAMEDA, Calif., — May 7, 2009 — UTStarcom, Inc. (Nasdaq: UTSI), today reported financial results for the first quarter ended March 31, 2009.

On July 1, 2008, the Company divested its Personal Communications Division (“PCD”) which has historically represented a significant portion of the Company’s revenues.  On December 18, 2008, the Company announced actions to wind down its Korea-based handset manufacturing operations.  To enable a comparison of the financial results for the Company on a year-over-year basis the Company has prepared certain pro forma non-GAAP results which present the Company’s results as if both the divestiture of PCD and the wind down of the Company’s Korea-based handset operations were completed prior to each time period presented.  The reconciliation between GAAP and these pro forma non-GAAP financial measures is provided at the end of this press release and on the Company’s website.

GAAP Results

Net sales for the first quarter of 2009 were $119 million as compared to $586 million in the first quarter of 2008 primarily reflecting the PCD divestiture and our exit from other non-core businesses.  Gross margins for the first quarter of 2009 and 2008 were 18.1% and 15.7%, respectively.  The operating loss for the first quarter of 2009 and 2008 was $59 million and $31 million, respectively.

The net loss for the first quarter of 2009 was $67.4 million, or ($0.54) per share, as compared to a net gain of $25.4 million, or $0.21 per share in the first quarter of 2008.

Net cash, cash equivalents and short-term investments as of March 31, 2009 was $301 million compared to $314 million on December 31, 2008.

“Although the first quarter revenue was slightly below our expectations we are encouraged by the first quarter bookings which indicate continued demand for our products.  Additionally, our quarter end cash balance was well above the level we previously anticipated.  “ said Peter Blackmore, UTStarcom’s chief executive officer and president.  “The execution of our recently announced initiatives led to further improvement in the Company’s ongoing cost structure.”

Mr. Blackmore added, “In order to accelerate our return to profitability we expect to announce further significant initiatives later this month.”

Significant Items Impacting the First Quarter 2009 and 2008 Results

The following significant items negatively affected the first quarter 2009 operating loss:

•                 A net increase of $4.9 million in inventory reserves due to the anticipated decline in demand for PAS handsets.

•                 A charge of $8.1 million relating to one customer consisting of a $1.5 million inventory reserve and a $6.6 million increase in allowance for doubtful accounts receivables.

•                 A $4.8 million restructuring charge related to the initiatives announced in December 2008.

The net gain in the first quarter 2008 includes the positive impact of certain significant items including $49 million in gains on sale of investments and a net $9 million tax benefit primarily due to a change in withholding tax laws in China.

Pro Forma Non-GAAP Results

The first quarter 2009 pro forma non-GAAP revenue and gross margins were $80 million and 23.8%, respectively.  This compares to non-GAAP revenue and gross margins of $155 million and 36.8% in the first quarter of 2008.  The decrease in pro forma non-GAAP revenues and pro forma non-GAAP gross margins primarily reflects the expected volume decline in our PAS business.  The first quarter 2009 pro forma non-GAAP operating loss was $59 million compared to $49 million a year ago.

The significant items outlined above also negatively impacted the first quarter pro forma non-GAAP results.

Conference Call

The call will take place at 2:00 p.m. (PST) / 5:00 p.m. (EST) on May 7, 2009. The conference call dial-in numbers are as follows: United States — 888-889-1058; International — 706-634-2327. The conference ID number is 9821-6310.

A replay of the call will be available for 30 days. The conference call replay numbers are as follows: United States — 800-642-1687; International — 706-645-9291. The Access Code is 9821-6310.

Investors will also have the opportunity to listen to the conference call and the replay over the Internet through the investor relations section of UTStarcom’s Web site at: http://www.utstar.com.

To listen to the live call, please go to the Web site at least 15 minutes early to register, and to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will also be available on this site.

Discussion of Pro Forma Non-GAAP Financial Measures

In order to provide both management and investors with a more complete understanding of UTStarcom’s underlying results and trends in light of the PCD divestiture and planned wind down of its Korea-based handset manufacturing operations, UTStarcom has prepared reconciliation tables for comparing GAAP results to non-GAAP measures of revenues, gross profits, operating expenses and operating profit (loss), along with an abbreviated, pro forma non-GAAP profit and loss statement based on these non-GAAP measures.  The pro forma non-GAAP measures present the Company’s results as if both the July 2008 divestiture of the Company’s Personal Communications Division and the wind down of the Company’s Korea-based handset operations were completed prior to each time period below.

In addition, these pro forma non-GAAP measures are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

About UTStarcom, Inc.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The Company sells its solutions to operators in both emerging and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, the Company has research and development operations in the United States, China, Korea and India. For more information about UTStarcom, visit the Company’s Web site at http://www.utstar.com.

Forward-Looking Statements

This release includes forward-looking statements relating to, among other things, the Company’s strategy to become profitable (including the timing of announcement and execution of further initiatives), future expected financial results, anticipated liquidity, capital expenditure requirements and the expected investment in the Company’s IP-based product portfolio.  Forward-looking statements are generally indicated by such words as “will,” “expects,” “estimates,” “goals,” “plans” or similar words.  These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These risks include the ability of the Company to realize anticipated results from operational improvements, finalize plans for additional initiatives,  increase bookings and execute on its business plan as well as risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.

# # #

Company Contact

Barry Hutton

Senior Director, Investor Relations

UTStarcom, Inc.

(510) 769-2807

barry.hutton@utstar.com

UTStarcom, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$300,534	$313,865
Accounts and notes receivable, net	99,504	169,496
Inventories and deferred costs	296,731	304,716
Prepaids and other current assets	113,527	144,515
Total current assets	810,296	932,592
Long-term assets:
Property, plant and equipment, net	172,122	175,287
Long-term deferred costs	142,246	149,258
Other long-term assets	48,955	53,669
Total assets	$1,173,619	$1,310,806

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$102,233	$176,384
Customer advances	160,659	144,700
Deferred revenue	123,880	117,584
Other current liabilities	176,940	181,852
Total current liabilities	563,712	620,520
Long-term liabilities:
Long-term deferred revenue and other liabilities	205,678	222,644
Total liabilities	769,390	843,164

Total equity	404,229	467,642
Total liabilities and equity	$1,173,619	$1,310,806

UTStarcom, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2009	2008

Net sales	$119,340	$585,989
Cost of net sales	97,688	493,910
Gross profit	21,652	92,079

Operating expenses:
Selling, general and administrative	54,180	79,744
Research and development	21,508	41,400
Amortization of intangible assets	—	1,824
Restructuring charges	4,819	—
Total operating expenses	80,507	122,968

Operating loss	(58,855)	(30,889)

Interest income (expense), net	459	(3,254)
Other (expense) income	(7,214)	53,970
(Loss) income before income taxes	(65,610)	19,827
Income taxes (expense) benefit	(1,824)	5,020
Net (loss) income	(67,434)	24,847
Net loss attributable to noncontrolling interest	1	510
Net (loss) income attributable to UTStarcom, Inc.	$(67,433)	$25,357

Net (loss) income per share attributable to UTStarcom, Inc. - Basic and Diluted	$(0.54)	$0.21

Weighted average shares used in per share calculation:
- Basic	125,731	122,096
- Diluted	125,731	123,098

UTStarcom, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	3 months ended March 31, 2009	3 months ended March 31, 2008

Net cash (used in) provided by operating activities	$(12,007)	$92,734

Cash flows from investing activities:
Property, plant and equipment, net	(1,055)	(7,630)
Purchase of an investment interest	—	(1,949)
Proceeds from repayment of loan by a variable interest entity	—	7,728
Change in restricted cash	2,068	(4,517)
Short-term investments, net	3,286	52,162
Other	301	96
Net cash provided by investing activities	4,600	45,890
Cash flows from financing activities:
Payments on borrowings	—	(288,861)
Other	(163)	2,473
Net cash used in financing activities	(163)	(286,388)
Effect of exchange rate changes on cash and cash equivalents	(2,463)	8,797
Net decrease in cash and cash equivalents	(10,033)	(138,967)
Cash and cash equivalents at beginning of period	309,603	437,449
Cash and cash equivalents at end of period	$299,570	$298,482

UTSTARCOM, INC.

May 7, 2009 Conference Call

RECONCILIATION OF GAAP REVENUE TO PRO FORMA NON-GAAP REVENUE

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain pro forma non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and the Korea handsets business had been wound down prior to each time period reflected below. We believe this enables year over year comparisons to our recent financial results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends. In addition, these adjusted pro forma non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended
	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08	31-Mar-09
GAAP Revenue (a)	$586	$633	$181	$241	$1,641	$119

Less: PCD Segment Revenue (b)	431	449	—	—	880	—

Less: Korea Handset Sales to PCD (c)	—	—	35	92	127	39

Non-GAAP Revenue	$155	$184	$146	$149	$634	$80

(a) GAAP Revenue for each period is the consolidated revenue as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated revenue for the quarter ended December 31, 2008, which is derived from the revenue reported in the Form 10-Qs and Form 10-K with respect to fiscal year 2008.

(b) Effective July 1, 2008 the PCD segment was divested by the Company.

(c) Prior to the July 1, 2008 divestiture of PCD, Korea handset did not record revenue for units shipped to PCD as this activity was an intercompany transfer. After July 1, 2008 this activity was recorded as a third party sale in the Handset segment.

UTSTARCOM, INC.

May 7, 2009 Conference Call

RECONCILIATION OF GAAP GROSS PROFIT TO PRO FORMA NON-GAAP GROSS PROFIT

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain pro forma non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and the Korea handsets business had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted pro forma non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended
	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08	31-Mar-09
GAAP Gross Profit (a)	$92	$82	$57	$30	$261	$22
GAAP Gross Margin %	16%	13%	31%	12%	16%	18%

Less: PCD Segment Gross Profit (b)	33	36	—	—	69	—

Less: Korea Handset Gross Profit from Sales to PCD (c)	2	0	6	(4)	4	3

Non-GAAP Gross Profit	$57	$46	$51	$34	$188	$19
Non-GAAP Gross Margin %	37%	25%	35%	23%	30%	24%

(a) GAAP Gross Profit and GAAP Gross Margin % for each period is the consolidated gross profit and gross margin % as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated gross profit and gross margin % for the quarter ended December 31, 2008, which is derived from the gross profit and gross margin % reported in the Form 10-Qs and Form 10-K with respect to fiscal year 2008.

(b) Effective July 1, 2008 the PCD segment was divested by the Company.

(c) Prior to the July 1, 2008 divestiture of PCD, Korea handset earned a gross profit on the intercompany transfer of inventory to PCD. This gross profit was recorded in the Handset segment.  After July 1, 2008 this activity was recorded as a third party transaction.

UTSTARCOM, INC.

May 7, 2009 Conference Call

RECONCILIATION OF GAAP OPERATING EXPENSE TO PRO FORMA NON-GAAP OPERATING EXPENSE

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain pro forma non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and the Korea handsets business had been wound down prior to each time period reflected below. We believe this enables year over year comparisons to our recent financial results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends. In addition, these adjusted pro forma non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended
	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08	31-Mar-09
GAAP Operating Expense (a)	$123	$113	$92	$109	$437	$81

Less: PCD Operating Expense (b)	8	7	—	—	15	—

Less: Korea Handset Operating Expense (c)	9	10	10	5	34	3

Non-GAAP Operating Expense	$106	$96	$82	$104	$388	$78

(a) GAAP Operating Expense for each period is the consolidated operating expense as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated operating expense for the quarter endedDecember 31, 2008, which is derived from the operating expenses reported in the Form 10-Qs and Form 10-K with respect to the fiscal year 2008.

(b) Effective July 1, 2008 the PCD segment was divested by the Company.

(c) Both prior to and after the July 1, 2008 divestiture of PCD, all direct operating expense relating to Korea handset has been recorded in the Handset segment.

UTSTARCOM, INC.

May 7, 2009 Conference Call

RECONCILIATION OF GAAP OPERATING LOSS TO PRO FORMA NON-GAAP OPERATING LOSS

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain pro forma non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and the Korea handsets business had been wound down prior to each time period reflected below. We believe this enables year over year comparisons to our recent financial results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends. In addition, these adjusted pro forma non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended
	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08	31-Mar-09
GAAP Operating Loss (a)	$(31)	$(31)	$(35)	$(79)	$(176)	$(59)

Less: PCD Operating Profit (b)	25	28	—	—	53	—

Less: Korea Handset Operating Loss (c)	(7)	(10)	(4)	(9)	(30)	—

Non-GAAP Operating Loss	$(49)	$(49)	$(31)	$(70)	$(199)	$(59)

(a)  GAAP Operating Loss for each period is the consolidated operating loss as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated operating loss for the quarter ended December 31, 2008, which is derived from the operating loss reported in the Form 10-Qs and Form 10-K with respect to fiscal year 2008.

(b) Effective July 1, 2008 the PCD segment was divested by the Company.

(c) Both prior to and after the July 1, 2008 divestiture of PCD, the operating loss relating to Korea handset has been recorded in the Handset segment.

UTSTARCOM, INC.

May 7, 2009 Conference Call

ABBREVIATED PRO FORMA NON-GAAP P&L STATEMENT (a)

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain pro forma non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and the Korea handsets business had been wound down prior to each time period reflected below. We believe this enables year over year comparisons to our recent financial results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends. In addition, these adjusted pro forma non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended
	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08	31-Mar-09
Non-GAAP Revenue	$155	$184	$146	$149	$634	$80

Non-GAAP Gross Profit	57	46	51	34	188	19
Non-GAAP Gross Margin %	37%	25%	35%	23%	30%	24%

Non-GAAP Operating Expense	106	96	82	104	388	78

Non-GAAP Operating Loss	$(49)	$(49)	$(31)	$(70)	$(199)	$(59)

(a) Please refer to the preceding reconciliation tables for the adjustments to GAAP Revenue, Gross Profit, Operating Expense and Operating Loss.